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                                                               Exhibit (a)(1)(E)
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
(INCLUDING THE ASSOCIATED SERIES B JUNIOR PARTICIPATING PREFERRED STOCK PURCHASE
                                    RIGHTS)
                                       OF

                          EXIGENT INTERNATIONAL, INC.
                                       AT
                      $3.55 NET PER SHARE OF COMMON STOCK
                                       BY

                              MANATEE MERGER CORP.
                          A WHOLLY OWNED SUBSIDIARY OF

                               HARRIS CORPORATION

                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
         12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, MAY 15, 2001,
                         UNLESS THE OFFER IS EXTENDED.

                                                                  April 17, 2001

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated April 17, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to an offer by Manatee Merger Corp., a Delaware corporation (the "Offeror") and a wholly owned subsidiary of Harris Corporation, a Delaware corporation ("Harris"), to purchase all outstanding shares of Common Stock (including the associated Series B Junior Participating Preferred Stock Purchase Rights), par value $0.01 per share (the "Shares"), of Exigent International, Inc., a Delaware corporation (the "Company"), at a purchase price of $3.55 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is a letter to holders of Shares of the Company from Bernard R. Smedley, the Chairman of the Board and Chief Executive Officer of the Company, together with a Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by the Company and mailed to the holders of Shares. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of April 2, 2001, among Harris, the Offeror and the Company (the "Merger Agreement"). This material is being forwarded to you as the beneficial owner of Shares carried by us in your account but not registered in your name.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     If a holder desires to tender Shares pursuant to the Offer and such holder's certificates for Shares are not immediately available or time will not permit all required documents to reach the Depositary (as defined in the Offer to Purchase) prior to the Expiration Date (as defined in the Offer to Purchase) or the procedure for book-entry transfer of Shares cannot be completed on a timely basis, such Shares may nevertheless be tendered according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. See Instruction 2 of the Letter of Transmittal. Delivery of documents to the Book-Entry Transfer Facility (as defined in the Offer to Purchase) in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary.

     Accordingly, we request instructions as to whether you wish to tender any or all of the Shares held by us for your account, upon the terms and conditions set forth in the Offer.

     Please note the following:

          1. The tender price is $3.55 per Share net to the seller in cash without interest.

          2. The Board of Directors of the Company unanimously has determined that the Offer and the Merger (as defined in the Offer to Purchase) are fair to, and in the best interests of, the Company's holders of Shares, has approved the Offer, the Merger and the Merger Agreement and unanimously recommends that the holders of Shares accept the Offer and tender their Shares pursuant to the Offer.

          3. The Offer is being made for all of the outstanding Shares.
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          4. The Offer and withdrawal rights will expire at 12:00 Midnight, New
     York City time, on Tuesday, May 15, 2001, unless the Offer is extended.

          5. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares constituting at least fifty-one percent (51%) of the Voting Shares (the "Minimum Condition"), and (ii) the satisfaction of certain other terms and conditions. For purposes of this letter, "Voting Shares" means the then outstanding Shares, together with (a) all of the Company's then outstanding shares of Class A Preferred Stock, par value $.01 per share, and (b) all of the Shares issuable under Options (as defined in the Merger Agreement) that are or may become exercisable between the date on which the Offeror first pays for Shares validly tendered and not withdrawn pursuant to the Offer (the "Tender Offer Acceptance Date") and the Effective Time (as defined in the Merger Agreement) or under any other option, warrant, convertible security or right or other commitment or arrangement in effect on the Tender Offer Acceptance Date. If the Minimum Condition or any other condition to the Offer is not satisfied by 12:00 Midnight, New York City time, on Tuesday, May 15, 2001 (or any other time then set as the Expiration Date), the Offeror may, subject to the terms of the Merger Agreement, elect to (i) withdraw the Offer or allow it to expire and not accept for payment any Shares and return all tendered Shares to tendering holders of Shares, or (ii) extend the Offer as provided in the Merger Agreement and, subject to applicable withdrawal rights, retain all tendered Shares until the expiration of the Offer, as extended, or (iii) waive such condition (in the case of the Minimum Condition, with the consent of the Company) and purchase all shares validly tendered and not withdrawn prior to the expiration of the Offer.

          6. Tendering holders of Shares will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer.

     If you wish to have us tender any or all of the Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope to return your instruction to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER YOUR SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements or amendments thereto. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Offeror by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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                          INSTRUCTIONS WITH RESPECT TO
                         THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
            (INCLUDING THE ASSOCIATED SERIES B JUNIOR PARTICIPATING
                        PREFERRED STOCK PURCHASE RIGHTS)
                                       OF

                          EXIGENT INTERNATIONAL, INC.
                                       BY

                              MANATEE MERGER CORP.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated April 17, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Manatee Merger Corp., a Delaware corporation (the "Offeror") and a wholly owned subsidiary of Harris Corporation, a Delaware corporation, to purchase all outstanding shares of Common Stock (including the associated Series B Junior Participating Preferred Stock Purchase Rights), par value $0.01 per share (the "Shares"), of Exigent International, Inc., a Delaware corporation (the "Company").

     This will instruct you to tender to the Offeror the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

 Number of Shares to be Tendered:*
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                                                                                       SIGN HERE
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                                                                                      Signature(s)
Account Number: -----------------------------------------    --------------------------------------------------------------

Date:                                                        --------------------------------------------------------------
  ------------------------------------------------------     (Print Name(s))
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                                                             (Print Address(es))
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                                                             (Area Code and Telephone Number(s))
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                                                             (Taxpayer Identification or
                                                             Social Security Number(s))
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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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